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                                                                EXHIBIT 10(d)


                           FORM OF WAIVER AND RELEASE



In connection with the termination of my services effective September 13, 1996, I, David A. Roberts, for and in consideration of the payment by AM International, Inc. ("AM") of salary continuation through September 13, 1996 and the payment to me on such date of the sum of ONE HUNDRED SEVENTY FIVE THOUSAND DOLLARS AND NO CENTS (US$ 175,000), less appropriate deductions, and continuation of each of my existing health, life, disability and other welfare benefits and insurance coverages through September 13, 1997 and until the earliest of (i) the date I commence full-time employment that provides each benefits or coverage without limitation on pre-existing condition, or (ii) one year, and other benefits not mentioned herein, do hereby agree as follows:

I do hereby for myself, my heirs, executors and administrators, release and forever discharge AM, its successors, owners, partners, representatives, agents, directors, officers and employees of and from any and all claims, demands, rights, liabilities and causes of action whether known or unknown of whatsoever act or nature which I or my executors, administrators, successors and assigns have had, have or may hereafter have against AM, its successors, owners, partners, representatives, agents, directors, officers and employees with respect to any matter or thing occurring or in existence prior to or contemporaneously with the execution of this Waiver and Release, including, without limitation, any claims to any compensation or reimbursement that is or may be due from AM and any claims arising from or in any way relating to my employment by AM or termination thereof, which arose under any express or implied contract (including, without limitation, that certain letter agreement between me and the Company dated January 9, 1995, that certain agreement between me and the Company dated January 31, 1995 regarding supplemental retirement benefits, the Change in Control and Termination Benefits Agreement dated as of July 7, 1995 and the related Escrow Agreement dated as of July 7, 1995, as amended, copies of which are attached hereto), law, rule or regulation, including any claims arising under the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, as amended, the CIVIL RIGHTS ACT OF 1964, as amended, the CIVIL RIGHTS ACT OF 1991, as amended, the CIVIL RIGHTS ACT OF 1866, as amended, the AMERICANS WITH DISABILITIES ACT, as amended, and/or the provisions of any laws of the State of Illinois or any other state or local law pertaining to discrimination. I further agree to waive any rights to reinstatement or rehire by AM at any time. This Waiver and Release does not apply to any claims or rights under the Age Discrimination in Employment Act that may arise after the date I entered into this Waiver and Release, or claims based on a breach of this Waiver and Release.

YOU HAVE THE RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING THIS FORM. YOU MAY TAKE THIS FORM WITH YOU TO CONSIDER ITS TERMS. I acknowledge that I have been advised to consult with an attorney prior to executing this


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

Waiver and Release and that I have twenty-one (21) days in which to consider entering into this Waiver and Release.






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                           FORM OF WAIVER AND RELEASE
                                    PAGE TWO



AM agrees that I have until seven (7) days following my execution of this Waiver and Release to revoke this Waiver and Release, in which case its terms shall not become effective or enforceable.

I have read this Waiver and Release and understand all of its terms. I execute the Waiver and Release voluntarily and with full knowledge or its significance.



By:    /s/  David A. Roberts
       --------------------------
       Employee Signature


Date:  September 13, 1996
       --------------------------





In connection with the foregoing, AM International, Inc., for itself and its successors and assigns hereby releases and forever discharges David A. Roberts from any and all claims, demands, rights, liabilities and causes of action whether known or unknown of whatsoever act or nature which AM, its successors or assigns have had, have or may have or may hereafter have against David A. Roberts with respect to any matter or thing occurring or in existence prior to or contemporaneously with the execution of this Waiver and Release. This Waiver and Release shall not affect any rights and benefits in the nature of indemnification or hold harmless that are afforded to David A. Roberts by the certificate of incorporation or by-laws of AM or its subsidiaries or affiliates. Notwithstanding this Waiver and Release or any termination of his employment with AM, David A. Roberts shall be entitled to coverage under the directors' and officers' liability coverage maintained by AM (or its subsidiaries or affiliates) and its successors and assigns, as in effect from time to time, to the same extent as other current or former officers and directors of AM.


AM INTERNATIONAL, INC.



By:    /s/  Jerome D. Brady
       ------------------------------


Its:   Chairman, President and CEO
       -------------------------------



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To:       Dick Bonnie

Date:     January 19, 1996

Subject:  TERMS OF SEPARATION


This is to summarize the terms of our agreement concerning your separation of employment from AM International, Inc. and Sheridan systems:

      -    You have elected to take early retirement effective January 19, 1996.

      - Commencing January 22, 1996 and continuing through October 11, 1996, you will serve as a consultant to the Company, reporting directly to me, and you will work on any transaction that surfaces or on such general matters pertaining to the Sheridan Systems business as I may reasonably request from time-to-time. Your consulting fee will equal your current salary and will be paid as salary on the same basis as it historically has been paid. This arrangement will terminate prior to October 11, 1996 in the event of your acceptance of full time employment with another employer or for "cause." "Cause," for purposes of this agreement, shall mean a significant failure to cooperate with any reasonable requests to assist in the process of any transaction concerning the Sheridan Systems Division or AM International, Inc. or any material disparagement of the Company. You agree to make business trips as may reasonably be requested and the Company will reimburse you upon the submission of expense reports and in accordance with Company policies.

      - Commencing October 12, 1996, you will begin receiving your SRP payments, in accordance with your letter agreement of February 4, 1994 (the "SRP"), on a monthly basis. The Compensation and Nominating Committee of the Board of Directors, or the Board of Directors or appropriate committee of any successor or assignee to the Company's interests thereafter would consider no more frequently than annually whether the benefit payable to you under the SRP should be paid on a lump-sum present value basis. Your receipt of SRP benefits will not be affected by your acceptance of any other employment.



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Terms Of Separation
January 19, 1996
Page Two



      - As provided in your letter agreement of November 13, 1992, the vested portions of your RAP, SERP, and 401(k) plans will be paid to you in accordance with the plan documents. For a period of two years after March 31, 1996 or your commencement of full time employment with another employer, whichever occurs first, you will be entitled to the same group medical, life insurance, supplemental executive health plan and long term disability benefits as are available to other officers of AM on the date hereof, as well as tax planning and return preparation services through Cortland Brovitz (Rochester, N.Y.) and financial planning services through Chase Lincoln First National Bank. Following the expiration of your group health benefits as provided above, you will be entitled to participate in Sheridan Systems' Retiree Health Plan.

      - You will receive a lump sum payment of $10,000 to be used for outplacement services or as you deem appropriate.

      - Your rights under the Change in Control and Termination Benefits Agreement dated July 7, 1995 are hereby terminated and such Agreement is hereby canceled and terminated.

      - You will be entitled to keep the personal computer and fax machine currently in use at your home.

      - We agreed that you will be provided secretarial services by Joanne Trecaso or another Sheridan Systems employee on an as needed basis. We also agreed that you will have a phone number, secretarial answering service and voice mail (if you should choose) service at the Corporate offices in Rosemont, Illinois, through October 10, 1996.

      - You will be entitled to attend two trade association shows this winter or spring (and others as may reasonably be requested) and the Company will pay your reasonable travel and expenses in relation to those activities upon submission of expense reports as provided above.

      - You will be paid in a lump sum for any earned but unused vacation, in accordance with Company policies.

      - We will make an organizational announcement jointly approved by you and me. Forms of the announcements are attached hereto, evidencing our mutual agreement.



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Terms Of Separation
January 19, 1996
Page Three



      - As a condition to this agreement and the receipt of the additional benefits set forth herein, you agree to execute a Mutual Release and Waiver Form substantially in the form attached hereto and reasonably acceptable to Counsel for the Company.

      - This agreement will inure to the benefit of and be binding on the parties hereto and their successors and assigns.



                               /s/  Jerome D. Brady
                             ------------------------------------
                             AM INTERNATIONAL, INC.
                             Jerome D. Brady



                             Agreed and Accepted this 19th day of January, 1996

                               /s/  Richard J. Bonnie
                             ------------------------------------
                             Richard J. Bonnie




Enclosure


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